                      IN THE UNITED STATES BANKRUPTCY COURT
                        FOR THE WESTERN DISTRICT OF TEXAS
                              SAN ANTONIO DIVISION

IN RE:                                      |
ECOSCIENCE PRODUCE SYSTEMS                  |           CASE NO.  01-51525C
CORPORATION                                 |
                                            |
ECOSCIENCE CORPORATION                      |           CASE NO. 01-51523K
                                            |
VILLAGE FARMS, L.P.                         |           CASE NO. 01-51528C
                                            |
AGRO POWER DEVELOPMENT, INC.                |           CASE NO. 01-51527C
                                            |
COGENTRIX OF POCONO, INC.                   |           CASE NO. 01-51530C
                                            |
POCONO VILLAGE FARMS, L.P.                  |           CASE NO. 01-51533K
                                            |
VILLAGE FARMS OF WHEATFIELD,                |           CASE NO. 01-51531C
L.L.C.                                      |
                                            |
NEW AMSTERDAM MANAGEMENT                    |
CO.                                         |           CASE NO. 01-51535K
                                            |
NEW AMSTERDAM JOINT VENTURE,                |           CASE NO. 01-51534K
L.L.C.                                      |
                                            |
VILLAGE FARMS OF DELAWARE,                  |
L.L.C.                                      |           CASE NO. 01-51536K
                                            |
VILLAGE FARMS INTERNATIONAL                 |           CASE NO. 01-51537K
FINANCE ASSOCIATION                         |
                                            |               (CHAPTER 11)
                                            |           JOINTLY ADMINISTERED


                         JOINT PLAN OF REORGANIZATION OF
                             ECOSCIENCE CORPORATION
                         AND VILLAGE FARMS, L.P., ET AL.

                                                           Dated: March 30, 2001



                                TABLE OF CONTENTS

Article 1 DEFINITIONS.............................................................................................6

Article 2 ADMINISTRATIVE AND TAX CLAIMS...........................................................................7

   2.1      Treatment of Administrative and Tax Claims............................................................7
   2.2      Bar Date for Administrative Tax Claims................................................................7
   2.3      Bar Date for All Other Administrative Claims..........................................................8
   2.4      Payment of Administrative Claims, Administrative Tax Claims and Priority Tax Claims...................9
   2.5      Statutory Fees.......................................................................................10

Article 3 CLASSIFICATION OF CLAIMS AND INTERESTS, IDENTIFICATION OF IMPAIRED CLASSES OF CLAIMS
                 AND INTERESTS AND ACCEPTANCE OR REJECTION OF PLAN...............................................10
   3.1      Manner of Classification of Claims and Interests.....................................................10
   3.2      Classification, Status, and Voting Rights............................................................11

Article 4 TREATMENT OF CLAIMS AND INTERESTS......................................................................11
   4.1      Class 1 - Other Priority Claims......................................................................11
   4.2      Class 2 - Subclasses.................................................................................12
   4.3      Class 3 Claim--Allowed Cogentrix Claim...............................................................21
   4.4      Class 4 - Allowed Oxbow Claim........................................................................21
   4.5      Class 5 -Allowed Unsecured Claims....................................................................24
   4.6      Class 6 -- Allowed Unsecured Administrative Convenience Claims.......................................25
   4.7      Class 7 -Interests...................................................................................25
   4.8      Special Provision Governing Unimpaired Claims........................................................26
   4.9      No Substantive Consolidation.........................................................................26

Article 5 TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES..................................................27
   5.1      Assumption, Assignment and Rejection of Executory Contracts and Unexpired Leases.....................27
   5.2      Claims Based on Rejection of Executory Contracts or Unexpired Leases.................................28
   5.3      Cure of Defaults for Executory Contracts and Unexpired Leases Assumed................................29
   5.4      Resolution of Objections to Assumption of Executory Contracts and Unexpired Leases...................29
   5.5      Indemnification of Directors, Officers, and Employees................................................30
   5.6      Benefit Programs.....................................................................................31




Article 6 PROCEDURES FOR RESOLVING DISPUTED CLAIMS...............................................................31
   6.1      Prosecution of Objections to Claims..................................................................31
   6.2      Estimation of Claims.................................................................................31
   6.3      Payments and Distributions on Disputed Claims........................................................32

Article 7 ACCEPTANCE OR REJECTION OF PLAN........................................................................32
   7.1      Voting Classes.......................................................................................32
   7.2      Acceptance by Impaired Classes.......................................................................33
   7.3      Presumed Acceptance of Plan..........................................................................33
   7.4      Presumed Rejection of Plan...........................................................................33
   7.5      Non-Consensual Confirmation..........................................................................33

Article 8 MEANS OF IMPLEMENTATION OF THE PLAN....................................................................33
   8.1      Merger of E-Produce into EcoScience..................................................................33
   8.2      Dissolution of Certain Debtors.......................................................................34
   8.3      Merger of EcoScience into APD........................................................................34
   8.4      Continued Existence of Village Farms and VF Delaware.................................................35
   8.5      Amendment of Charter Documents.......................................................................35
   8.6      Cancellation of Interests............................................................................36
   8.7      Issuance of New Common Stock.........................................................................36
   8.8      Credit Facility......................................................................................39
   8.9      Adoption of Senior Management Contracts..............................................................39
   8.10     Stockholders Agreement...............................................................................39
   8.11     Approval of Agreements...............................................................................39
   8.12     Corporate, Partnership and Limited Liability Company Action..........................................40
   8.13     Revesting and Vesting of Assets......................................................................41
   8.14     Operations Between the Confirmation Date and the Effective Date......................................43
   8.15     Delisting of Securities..............................................................................43
   8.16     Distributions........................................................................................43
   8.17     Delivery of Payments.................................................................................43
   8.18     Office of the United States Trustee..................................................................44

Article 9 PRESERVATION OF CAUSES OF ACTION AND RIGHT TO DEFEND AND CONTEST.......................................44
   9.1      Preservation of Rights...............................................................................44
   9.2      Rights of Action.....................................................................................45
   9.3      Setoffs..............................................................................................45
   9.4      No Payment or Distribution Pending Allowance.........................................................46

Article 10 CONDITIONS TO CONSUMMATION OF THE PLAN................................................................46
   10.1     Confirmation Order...................................................................................46
   10.3     Termination of Plan..................................................................................48
   10.4     Waiver of Conditions to Consummation.................................................................48

Article 11 MANAGEMENT OF THE REORGANIZED DEBTORS.................................................................49
   11.1     Initial Officers of APD..............................................................................49
   11.2     Initial Directors, General Partner, and Managing Member..............................................49
   11.3     Authorization to Execute Documents...................................................................50



Article 12 EFFECT OF CONFIRMATION................................................................................50
   12.1     Binding Effect of Confirmation.......................................................................50
   12.2     Discharge............................................................................................51
   12.3     Injunction...........................................................................................52
   12.4     Exculpation..........................................................................................53
   12.5     Releases by Debtors..................................................................................53
   12.6     Other Documents and Actions..........................................................................55
   12.7     Term of Injunctions or Stays.........................................................................55
   12.8     Preservation of Insurance............................................................................55
   12.9     No Successor Liability...............................................................................55
   12.10    Good Faith...........................................................................................56

Article 13 RETENTION OF JURISDICTION.............................................................................56
   13.1     Jurisdiction of Bankruptcy Court.....................................................................56
   13.2     Failure of Bankruptcy Court to Exercise Jurisdiction.................................................59

Article 14 MISCELLANEOUS PROVISIONS..............................................................................60
   14.1     Binding Effect of Plan...............................................................................60
   14.2     Modification of the Plan.............................................................................60
   14.3     Business Days........................................................................................61
   14.4     Notices..............................................................................................61
   14.5     Filing of Additional Documents.......................................................................62
   14.6     Section 1125 of the Bankruptcy Code..................................................................62
   14.7     Section 1146 Exemption...............................................................................63
   14.8     Section 1145 Exemption...............................................................................63
   14.9     Time 64
   14.10    Waiver...............................................................................................64
   14.11    Revocation of Plan...................................................................................64
   14.12    Successors and Assigns...............................................................................64
   14.13    Further Assurances...................................................................................65


                      IN THE UNITED STATES BANKRUPTCY COURT
                        FOR THE WESTERN DISTRICT OF TEXAS
                              SAN ANTONIO DIVISION

IN RE:                                      |
ECOSCIENCE PRODUCE SYSTEMS                  |           CASE NO.  01-51525C
CORPORATION                                 |
                                            |
ECOSCIENCE CORPORATION                      |           CASE NO. 01-51523K
                                            |
VILLAGE FARMS, L.P.                         |           CASE NO. 01-51528C
                                            |
AGRO POWER DEVELOPMENT, INC.                |           CASE NO. 01-51527C
                                            |
COGENTRIX OF POCONO, INC.                   |           CASE NO. 01-51530C
                                            |
POCONO VILLAGE FARMS, L.P.                  |           CASE NO. 01-51533K
                                            |
VILLAGE FARMS OF WHEATFIELD,                |           CASE NO. 01-51531C
L.L.C.                                      |
                                            |
NEW AMSTERDAM MANAGEMENT                    |
CO.                                         |           CASE NO. 01-51535K
                                            |
NEW AMSTERDAM JOINT VENTURE,                |           CASE NO. 01-51534K
L.L.C.                                      |
                                            |
VILLAGE FARMS OF DELAWARE,                  |
L.L.C.                                      |           CASE NO. 01-51536K
                                            |
VILLAGE FARMS INTERNATIONAL                 |           CASE NO. 01-51537K
FINANCE ASSOCIATION                         |
                                            |               (CHAPTER 11)
                                            |           JOINTLY ADMINISTERED

                         JOINT PLAN OF REORGANIZATION OF
                             ECOSCIENCE CORPORATION
                         AND VILLAGE FARMS, L.P., ET AL.

         EcoScience Corporation ("EcoScience"), Village Farms L.P. ("Village Farms"), Agro Power Development, Inc. ("APD"), Village Farms of Delaware, L.L.C. ("VF Delaware"), EcoScience Produce Systems Corporation ("E-Produce"), Village Farms of Wheatfield L.L.C. ("Wheatfield"), New Amsterdam Management Co. ("New Am Management"), Pocono Village Farms, L.P. ("Pocono"), New Amsterdam Joint Venture, L.L.C. ("New Am-JV"), Cogentrix of Pocono, Inc. ("Cogentrix Pocono"), and Village Farms International Finance Assoc. ("VF Finance") (collectively, the "Debtors") hereby propose the following Joint Plan of Reorganization (the "Plan") pursuant to ss.ss.1121(a) and 1129 of the Bankruptcy Code.

                                    Article 1

                                   DEFINITIONS

1.1 In addition to the terms defined in other sections of this Plan, certain terms are defined in the Glossary which is attached hereto as Exhibit A.

1.2 Any term used in this Plan that is not defined in the Glossary, whether in this Article 1 or elsewhere, but that is defined in the Bankruptcy Code or the Bankruptcy Rules has the meaning subscribed to that term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules.

1.3 The words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to this Plan as a whole and not to any particular article, section, subsection or clause contained in this Plan.

1.4 Unless specified otherwise in a particular reference, a reference in this Plan to an article or a section is a reference to that article or section of this Plan.

1.5 Whenever from the context it is appropriate, each term stated in either the singular or the plural shall include both the singular and the plural.

1.6 In addition to the foregoing, the rules of construction set forth in ss. 102 of the Bankruptcy Code shall apply to this Plan.

1.7 In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006 (a) shall apply.

1.8 All exhibits to this Plan and the Disclosure Statement are incorporated into this Plan, and shall be deemed to be included in this Plan, regardless of when filed with the Bankruptcy Court.

1.9 Except to the extent that the Bankruptcy Code or the Bankruptcy Rules are applicable, and subject to the provisions of any contract, note, security agreement, instrument, release, or other agreement of document entered into in connection with this Plan including, but not limited to, the Credit Facility, the rights and obligations under this Plan will be governed by, construed, and enforced in accordance with the laws of the state of Texas without giving effect to the principles of conflicts of laws thereof to the same extent that a valid binding contract to be governed by, construed, and enforced in accordance with the laws of the state of Texas without giving effect to the principles of conflicts of laws thereof would be so governed, construed, and enforced.

                                   Article 2

                          ADMINISTRATIVE AND TAX CLAIMS

2.1      Treatment of Administrative and Tax Claims.
         Notwithstanding the following, the Holders of Administrative and/or Tax Claims and the Debtors and CoBank may agree to less favorable treatment of the Administrative and/or Tax Claims.

2.2      Bar Date for Administrative Tax Claims.
         All requests for payment of Administrative Tax Claims for which no earlier bar date has been or is established outside of this Plan, such as may be established by requesting an expedited audit under Bankruptcy Code ss. 505, must be filed on or before the later of (i) thirty (30) days following the Effective Date; and (ii) thirty (30) days following the filing with the applicable governmental unit of the tax return for the year or period covered by the Administrative Tax Claim. Any Holder of an Administrative Tax Claim that is required to file a request for payment of such taxes and does not file such a request by the applicable bar date will be forever barred from asserting any such Administrative Tax Claim against the Debtors, the Estates, the Reorganized Debtors, or any of their property, successors or assigns.

2.3      Bar Date for All Other Administrative Claims.
         Except as otherwise provided in this Plan, requests for payment of Administrative Claims (other than Administrative Tax Claims and statutory fees) must be filed and served on the Reorganized Debtors, CoBank, and their counsel, and the U.S. Trustee no later than ten (10) days after the Effective Date. Professionals or other entities requesting compensation or reimbursement of expenses pursuant to Bankruptcy Code ss.ss. 327, 328, 330, 331, 503(b) and 1103 for services rendered prior to the Effective Date must file and serve on all parties entitled to notice thereof, an application for final allowance of compensation and reimbursement of expenses no later than ten (10) days after the Effective Date. All such requests for payment of Administrative Claims and applications for final allowance of compensation and reimbursement of expenses will be subject to the authorization and approval of the Bankruptcy Court. Provided, however, the Debtors and the Reorganized Debtors each acknowledge and agree that CoBank has made a substantial contribution in the Chapter 11 Cases and that without CoBank's contribution this Plan would not and could not be approved. The Debtors and the Reorganized Debtors therefore agree that they will support and not oppose an application by CoBank for a ss. 503(b)(3)(D) and/or ss. 503(b)(4) Administrative Claim in the amount of up to $100,000, plus all unpaid prepetition attorneys fees and costs incurred by CoBank pertaining to the Plan, the Chapter 11 Cases, the Credit Facility, and the documents contemplated by any of the foregoing. Holders of Administrative Claims (including, without limitation, Professionals) requesting compensation or reimbursement of expenses that do not file such requests by the applicable bar date will be forever barred from asserting such Claims against the Debtors, the Estates, the Reorganized Debtors, or any of their Property, successors or assigns. Any party in interest shall have fifteen (15) days from the date an Administrative Claim is filed to bring an objection to such Claim.

2.4 Payment of Administrative Claims, Administrative Tax Claims and Priority Tax Claims.
         (a) Subject to the bar dates and other provisions set forth above, each Holder of an unpaid Administrative Claim or Administrative Tax Claim will receive Cash equal to the Allowed amount of such Claim, on the later of (i) the Effective Date, or (ii) the date such Claim would be payable in the ordinary course of business. Notwithstanding the foregoing, if such a Claim (other than a Claim for Professional fees) was not filed prior to the Effective Date, the payment will not be made until sixty (60) days from the date such claim is filed. If a timely objection to any Administrative Claim or Administrative Tax Claim is made, any payment required hereunder shall be made on the date such Claim becomes Allowed by agreement or by Final Order. Administrative Claims for Professional fees shall be paid upon entry of a Final Order approving such fees.

         (b) Allowed Priority Tax Claims shall be paid as follows: Each Holder of an Allowed Priority Tax Claim which is due and payable on or before the Effective Date will be paid the Allowed amount of its Claim in full, in Cash, on the Effective Date or on such other terms as have been or may be agreed upon by such Holder and the Reorganized Debtors. The amount of any Priority Tax Claim that is not otherwise due and payable on or prior to the Effective Date, and the rights of the Holder of such Claim, if any, to payment in respect thereof shall
(i) be determined in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced, (ii) survive the Effective Date and consummation of the Plan as if the Chapter 11 Cases had not been commenced, and
(iii) not be discharged pursuant to ss. 1141 of the Bankruptcy Code. In accordance with ss. 1124 of the Bankruptcy Code, the Plan shall leave unaltered the legal, equitable, and contractual rights of each Holder of a Priority Tax Claim.

2.5      Statutory Fees.
         On or as soon as practicable after the Effective Date, all Holders of Administrative Claims for fees due and payable pursuant to 28 U.S.C. ss. 1930 will receive Cash in the amount of such Administrative Claim. Post-confirmation fees due pursuant to 28 U.S.C. ss. 1930, if any, will be paid by the Reorganized Debtors as and when due, until the closing the Case.

                                   Article 3

       CLASSIFICATION OF CLAIMS AND INTERESTS, IDENTIFICATION OF IMPAIRED
                 CLASSES OF CLAIMS AND INTERESTS AND ACCEPTANCE
                              OR REJECTION OF PLAN

3.1      Manner of Classification of Claims and Interests.
         The following is a designation of the Classes of Claims and Interests under this Plan. Administrative Claims, Administrative Tax Claims, and Priority Tax Claims have not been classified and are excluded from the following Classes in accordance with Bankruptcy Code ss. 1123(a)(1). A Claim will be deemed classified in a particular Class only to the extent that the Claim qualifies within the description of that Class, and unless otherwise provided in this Plan, will be deemed classified in a different Class to the extent that any remainder of the Claim qualifies within the description of such different Class. A Claim is classified in a particular Class only to the extent that the Claim has not been paid, released, disallowed or otherwise satisfied before the Effective Date. Notwithstanding the following descriptions of the treatment of Claims and Classes, the Holder of a Disputed Claim may not vote upon or receive a Distribution under this Plan in respect to such Claims, unless and until such Claim is allowed, in whole or in part, by a Final Order. Only Allowed Claims will receive any distributions under this Plan.

3.2      Classification, Status, and Voting Rights.
         The classification of Claims and Interests pursuant to this Plan is as follows:

-----------------------------------------------------------------------------------------------------------------
                           Class                                  Status                    Voting Rights
-----------------------------------------------------------------------------------------------------------------
Class 1 - Other Priority Claims                                Unimpaired          --not entitled to vote
------------------------------------------------------------------------------------------------------------------
Class 2 - Secured Claims
     Class 2A - Allowed CoBank Claim                           Impaired            --entitled to vote
     Class 2B - Allowed Dalsem Claim                           Impaired            --entitled to vote
     Class 2C - Allowed Marfa Bank Claim                       Unimpaired          --not entitled to vote
-----------------------------------------------------------------------------------------------------------------
Class 3 - Allowed Cogentrix Claim                              Impaired            --entitled to vote
-----------------------------------------------------------------------------------------------------------------
Class 4 - Allowed Oxbow Claim                                  Impaired            --entitled to vote
-----------------------------------------------------------------------------------------------------------------
Class 5 - Allowed Unsecured Claims                             Impaired            --entitled to vote
-----------------------------------------------------------------------------------------------------------------
Class 6 - Allowed Unsecured Administrative Convenience         Impaired            --entitled to vote
Claims
-----------------------------------------------------------------------------------------------------------------
Class 7 - Interests                                            Impaired            --not entitled to vote
-----------------------------------------------------------------------------------------------------------------

                                   Article 4

                        TREATMENT OF CLAIMS AND INTERESTS

4.1      Class 1 - Other Priority Claims.
         (a) Classification: Class 1 consists of all Other Priority Claims.

         (b) Treatment: The legal, equitable, and contractual rights of the Holders of Class 1 Claims are unaltered by the Plan. Unless the Holder of such Claim and the Debtors and CoBank agree to a different treatment, each Holder of an Allowed Class 1 Claim shall receive one of the following alternative treatments, at the election of the Debtors, but with CoBank's prior consent:

         (i) to the extent then due and owing on the Effective Date, such Claim will be paid in full in Cash by Village Farms as a Reorganized Debtor;

         (ii) to the extent not due and owing on the Effective Date, such Claim (A) will be paid in full in Cash by Village Farms as a Reorganized Debtor; or (B) will be paid in full in Cash by Village Farms as a Reorganized Debtor when and as such Claim becomes due and owing in the ordinary course of business; or

         (iii) such Claim will be otherwise treated in any other manner so that such Claims shall otherwise be rendered unimpaired pursuant to ss. 1124 of the Bankruptcy Code.

         Any default with respect to a Class 1 Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be cured on the Effective Date.

         (c) Voting: Class 1 is not impaired and the Holders of Class 1 Claims are conclusively deemed to have accepted the Plan pursuant to ss. 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

4.2      Class 2 - Subclasses.
         Each Class 2 Claim will be a separate subclass. Each such Claim will be treated as being in a separate class for purposes of voting and confirmation.

(a) Class 2A Claim - Allowed CoBank Claim

         (i)    Classification: Class 2A consists of the Allowed CoBank Claim.

         (ii) Treatment: As of the Petition Date, CoBank had Allowed Claims of at least $82,626,060.16 against Village Farms, EcoScience, APD, and VF Delaware (CoBank's Claim against VF Delaware is limited to a lien on all of VF Delaware's assets). As full and complete settlement of the Allowed CoBank Claim, CoBank shall receive the following on account of its Allowed Claim: (1) an Allowed Secured Claim in the amount of $31,500,000 (the "Allowed CoBank Secured Claim"); (2) each of the Debtors' equity interests in CoBank however held (including the equity interest held by VF Finance) in the approximate amount of $94,529.71 shall be fully cancelled, extinguished, terminated, and of no further force and effect; (3) the Administrative Claim provided for in Section 2.3; and (4) in exchange for the cancellation of the remainder of its Allowed Claim, APD shall, on the Effective Date, issue 50.1% of its total authorized Common Stock (501 shares) to CoBank (or a subsidiary, affiliate or Credit Facility participant of CoBank designated by CoBank).

                  The treatment of the Allowed CoBank Secured Claim shall be as set forth in the Credit Facility (a copy of a portion of which is attached hereto as Exhibit B). This treatment includes the payment of interest on the Allowed CoBank Secured Claim at the rate of interest established by CoBank from time to time as its National Variable Rate (or comparable substitute rate in the event CoBank ceases to establish a National Variable Rate) plus: (a) 100 basis points until December 31, 2002; and (b) 200 basis points for the period commencing January 1, 2003, through maturity. The Debtors will pay CoBank (either as adequate protection payments or pursuant to the next paragraph of this Section 4.2(a)) $150,000 per month from and after the Petition Date through the Effective Date, and these payments shall not be applied to or reduce the Allowed CoBank Secured Claim. Principal payments on the Allowed CoBank Secured Claim shall be made quarterly at the rate of $3,000,000 per year commencing on June 30, 2002, and this Claim shall mature and be due and payable in full on December 31, 2003.

                  The Debtors shall seek Bankruptcy Court approval for Village Farms to pay CoBank adequate protection payments in the amount of $150,000 per month commencing April 10, 2001, and continuing on the 10th day of each month thereafter until the Effective Date (the "CoBank Adequate Protection Payments"). The CoBank Adequate Protection Payments shall not be applied to or reduce the Allowed CoBank Secured Claim. In the event the Bankruptcy Court does not authorize the CoBank Adequate Protection Payments then, in that event, Village Farms shall: (i) on the Effective Date pay CoBank an amount equal to the unpaid CoBank Adequate Protection Payments which would have been due had the Bankruptcy Court approved them, plus interest at the National Variable Rate, plus 100 basis points from the date each CoBank Adequate Protection Payment would have been due had they been approved by the Bankruptcy Court, until paid (this payment shall not be applied to or reduce the Allowed CoBank Secured Claim); and (ii) pay CoBank quarterly payments as provided in the Credit Facility in the amount of $3,000,000 per year commencing June 30, 2002, and continuing on the 30th day of each calendar quarter thereafter until December 31, 2003, when the entire unpaid Allowed CoBank Secured Claim shall be due and payable in full.

                  The Allowed CoBank Secured Claim shall be secured by a first lien on all of the Reorganized Debtors' assets except only for the lien of the Holder of the Class 2C, ad valorem tax Claims for the current tax year which are not yet due and payable, if any, and a portion of the lien of the Holder of the Class 2B Claim as set forth in Section 4.2(b)(ii).

                  On the Effective Date, the Reorganized Debtors shall execute the Credit Facility and shall execute, or cause to be executed, all documents referred to and contemplated therein to further evidence the Allowed CoBank Secured Claim and the liens securing this Claim.

                  On the Effective Date, APD shall issue 50.1% of its total authorized Common Stock to CoBank (or a subsidiary, affiliate or Credit Facility participant designated by CoBank), and this stock shall constitute all of the authorized Class A shares of the Common Stock ("Class A Stock"), which Class A Stock shall be evidenced by two stock certificates, each in an amount equal to one-half of the Class A Stock. All other stockholders of APD shall be issued only shares of its Class B shares of Common Stock ("Class B Stock"). The rights of and restrictions on the Class A Stock and the Class B Stock are set forth in the Amended Certificate of Incorporation (Exhibit C) the Amended Bylaws (Exhibit D), and the Stockholders Agreement (Exhibit E).

                  Upon the indefeasible repayment in full of the Allowed CoBank Secured Claim and the Reorganized Debtors' full performance of their obligations under the Credit Facility, APD shall have the right to redeem a portion of CoBank's Common Stock ownership interest in APD such that CoBank's Common Stock ownership interest will be reduced, on a fully-diluted basis, from 50.1% to 25% (if indefeasible repayment in full of the amounts due under the Credit Facility is received by CoBank on or before July 31, 2002), to 27% (if indefeasible repayment in full of the amounts due under the Credit Facility is received by CoBank on or before December 31, 2002), or 35% (if indefeasible repayment in full of the amounts due under the Credit Facility is received by CoBank on or before July 31, 2003). The redemption price for the appropriate number of shares of Common Stock in APD being repurchased shall be the total sum of $1,000, regardless of the number of shares being so repurchased. All Common Stock repurchased pursuant to the preceding sentence shall be: (a) immediately, upon redemption, converted to Class B Common Stock; and (b) held by APD as treasury stock in accordance with the Amended Certificate of Incorporation.

                  CoBank shall not sell its Common Stock in APD (other than in connection with a merger approved by the board of directors of APD) prior to the earlier to occur of: (i) the occurrence of a default under the Plan, Credit Facility or any document executed therewith; or (ii) July 31, 2002.

                  APD shall have a seven-member board of directors, and CoBank shall have the right to designate four of the seven members of the board of directors. Upon the indefeasible repayment in full of the Allowed CoBank Secured Claim and the Reorganized Debtors' performance of all of its obligations under the Credit Facility, CoBank's right to designate members of the board of directors of APD shall be reduced from four to two members. Prior to July 31, 2002, the merger of APD and/or the sale of all or substantially all of its assets on a consolidated basis shall require a super majority vote of five out of the seven members of APD's board of directors. No other corporate, partnership, or limited liability company events, transactions, or actions of any of the Reorganized Debtors shall require a super majority vote of either the stockholders or the board of directors of APD, and after July 31, 2002, no corporate, partnership, or limited liability company event, transaction, or action whatsoever shall require a super majority vote of the board of directors or stockholders.

         (iii) Voting: Class 2A is impaired and the Holder of the Class 2A Claim is entitled to vote to accept or reject the Plan.

(b)      Class 2B Claim--Allowed Dalsem Claim

         (i) Classification: Class 2B consists of the Allowed Dalsem Claim. This Claim is evidenced by a judgment entered against APD and Village Farms on December 14, 2000, in the principal sum of $1,104,900.78, plus interest, in the District Court of Taylor County, Texas, 114th Judicial District, case number 22336-B (the "Judgment"). Interest on the Judgment is: (1) prejudgment interest accruing at the rate of 8% per annum from December 21, 1998, through December 14, 2000; and (2) post judgment interest accruing at the rate of 8% per annum from December 14, 2000, until paid. Two payments totaling $104,900.78 have been made on the Judgment by Village Farms and APD. The amounts due Dalsem are secured by a mechanic's and materialmen's lien and a judgment lien on the Presidio County Real Property (the "Dalsem Lien").

         (ii) Treatment: Dalsem shall have an Allowed Claim in the amount of $1,000,000 (the "Allowed Dalsem Secured Claim"). No interest on the Allowed Dalsem Secured Claim shall be paid or accrue except for Permitted Interest (defined below) and any and all prejudgment and post judgment interest on this Claim (other than Permitted Interest) shall not be due or payable. In the event Village Farms fails to pay the monthly payments set forth below when due, interest on the unpaid portion thereof shall accrue at the rate of 8% per annum from the date the payment was due until paid (the "Permitted Interest").

                  As full and complete settlement of the Allowed Dalsem Secured Claim, Village Farms shall (subject to the Bankruptcy Court's approval of the Dalsem Adequate Protection Payments, defined below) pay Dalsem $50,000 per month commencing April 15, 2001, and continuing on the 15th day of each month thereafter until the Allowed Dalsem Secured Claim has been paid in full with Permitted Interest, if any. The Debtors shall seek Bankruptcy Court approval for Village Farms to pay Dalsem adequate protection payments in the amount of $50,000 per month commencing April 15, 2001, and continuing on the 15th day of each month thereafter until the Effective Date (the "Dalsem Adequate Protection Payments"). In the event the Bankruptcy Court does not authorize the Dalsem Adequate Protection Payments then, in that event, Village Farms shall: (1) on the Effective Date pay Dalsem an amount equal to the unpaid Dalsem Adequate Protection Payments which would have been due had the Bankruptcy Court approved them, plus interest at the rate of 8% per annum from the date each Dalsem Adequate Protection Payment would have been due if they had been approved by the Bankruptcy Court, until paid; and (2) on the 15th day of each month after the Effective Date pay Dalsem the sum of $50,000 until the Allowed Dalsem Secured Claim has been paid in full with Permitted Interest, if any.

                  In the event Village Farms sells its interest in its Buffalo, New York, greenhouse prior to the Allowed Dalsem Secured Claim and any Permitted Interest being paid in full then, in that event, that portion of the net proceeds from the sale of such greenhouse, which is required to fully pay the Allowed Dalsem Secured Claim and any Permitted Interest shall be paid over to Dalsem and the balance, if any, shall be paid to CoBank. In the event the net proceeds from such sale is not sufficient to fully pay the Allowed Dalsem Secured Claim and any Permitted Interest, then all of the net sale proceeds shall be paid to Dalsem for application as provided in this section. Dalsem shall not, and does not, have a lien on Village Farms' Buffalo, New York, greenhouse.

                  The Allowed Dalsem Secured Claim plus Permitted Interest, if any, is and shall continue to be secured by the Dalsem Lien. The Dalsem Lien is and shall be subordinate and junior to CoBank's lien on the Presidio County Real Property to the extent of the first $2,000,000 of principal of the Allowed CoBank Secured Claim and after such time as $2,000,000 of principal has been repaid to CoBank subsequent to the Effective Date the Dalsem Liens shall be prior and superior to CoBank's Liens on said Property, but only up to an amount equal to the Allowed Dalsem Secured Claim and any Permitted Interest, and thereafter CoBank shall have a prior lien on the Presidio County Real Property.

                  Dalsem shall not foreclose or otherwise enforce its liens on the Presidio County Real Property and shall not otherwise enforce the Judgment or attach any assets of Village Farms: (i) so long as Village Farms timely pays the amounts due Dalsem under this Plan; and (ii) until 60 days has expired after receipt by CoBank of a notice from Dalsem of any default by Village Farms under this Plan if such payment default has not been cured either by Village Farms or CoBank within such 60-day period.

                  Upon payment in full of the Allowed Dalsem Secured Claim (and any Permitted Interest) Dalsem shall execute and cause to be filed and recorded all documents and instruments necessary to terminate its lien on the Presidio County Real Property and to satisfy the Judgment.

         (iii) Voting: Class 2B is impaired and the Holder of the Class 2B Claim is entitled to vote to accept or reject the Plan.

(c)      Class 2C Claim--Allowed Marfa Bank Claim

         (i)    Classification: Class 2C consists of the Allowed Marfa Bank
                Claim.

         (ii) Treatment: The legal, equitable, and contractual rights of the Marfa National Bank ("Marfa Bank") are unaltered by the Plan. Unless the Marfa Bank, the Debtors, and CoBank agree to a different treatment, the Marfa Bank will be paid in full by Village Farms when and as its Claim becomes due and owing in the ordinary course of business. Any default with respect to Marfa Bank's Claim shall be cured on the Effective Date. Village Farms of Marfa L.P., (which subsequently merged into Village Farms) executed a promissory note dated December 22, 1997, in the original principal amount of $41,978.53, which was payable over five years at $900.56 per month. The repayment of this obligation is secured by a perfected security interest in the following collateral:

                   Yale 5,000 lb. Electric Forklift,                   SN: E108Y07631U
                   Yale Model MPB40 4,000 lb. Electric Pallet Truck,   SN: A827N14262U
                   Yale Model MPE60 6,000 lb. Electric Pallet Truck,   SN: A803N09598U

                (the "Marfa Bank Collateral"). Village Farms' obligations to Marfa Bank are current and will remain current.

         (iii) Voting: Class 2C is not impaired and Marfa Bank, as the Holder of the Class 2C Claim, is conclusively deemed to have accepted the Plan pursuant to ss. 1126(f) of the Bankruptcy Code. Therefore, Marfa Bank, as the Holder of the Class 2C Claim, is not entitled to vote to accept or reject the Plan.

4.3      Class 3 Claim - Allowed Cogentrix Claim

         (a) Classification: Class 3 consists of the Allowed Cogentrix Claim.

         (b) Treatment: As of the Petition Date, Cogentrix had an Allowed Claim of at least $16,893,750.00 against EcoScience. As full and complete settlement of the Allowed Cogentrix Claim, on the Effective Date one share of stock in EcoScience shall be deemed to have been issued to Cogentrix. Effective as of the Second Merger (as defined in Section 8.3) Cogentrix's one share of stock in EcoScience shall be exchanged for 10% of APD's total authorized Common Stock (100 shares), which shall be Class B Stock. The rights of and restrictions on the Class B Stock are set forth in the Amended Certificate of Incorporation, the Amended Bylaws, and the Stockholders Agreement. Cogentrix is also a Holder of an Interest in EcoScience and possibly other Debtors and, in accordance with the treatment of Interests in Class 7, its Interest shall be cancelled and terminated.

         Cogentrix shall, on the Effective Date, release all liens it has on the Debtors' Property and file with the appropriate governmental agencies termination statements pertaining to any such liens. In addition, on the Effective Date, Cogentrix of Pennsylvania, Inc., shall: (i) release any and all liens it may have with respect to the Debtors' Property, other than a lien on crops to secure Village Farms' obligations under the lease agreement pertaining to the greenhouse located in Pennsylvania; and (ii) file with the appropriate governmental agencies partial releases pertaining to such liens.

         (c) Voting: Class 3 is impaired and the Holder of the Class 3 Claim is entitled to vote to accept or reject the Plan.

4.4      Class 4 - Allowed Oxbow Claim.

         (a) Classification: Class 4 consists of the Allowed Oxbow Claim. This Claim is based on the settlement of a civil action brought by Oxbow Power of North Towawanda, New York, Inc. ("Oxbow") against Wheatfield and APD in the Supreme Court, Niagara County, New York, Index No. 103363 (the "Litigation"). In the Litigation, Oxbow sought to recover approximately $6,000,000 from Wheatfield and APD.

         (b) Treatment: Oxbow shall have an Allowed Claim against Village Farms of $480,000 (the "Allowed Oxbow Claim"). No interest on the Allowed Oxbow Claim shall be paid or accrue except of the Oxbow Interest (defined below) and Oxbow's Claim against Wheatfield shall, on the Effective Date, be fully and completely discharged. In the event Village Farms fails to pay the monthly payments set forth below by the fifth day of the following month, interest on the unpaid portion thereof shall accrue at the statutory rate applicable under New York law from the date the payment was due until paid (the "Oxbow Interest").

         As full and complete settlement of the Allowed Oxbow Claim Village Farms shall (subject to the Bankruptcy Court's approval of the Oxbow Adequate Protection Payment, defined below) pay Oxbow: (i) the sum of $20,000 per month commencing April 28, 2001, and continuing on the 28th day of each month thereafter through and including August 28, 2001, and (ii) the sum of $5,000 per month commencing September 28, 2001, and continuing on the 28th day of each month thereafter until the Allowed Oxbow Claim has been paid in full with Oxbow Interest, if any.

         The Debtors shall seek Bankruptcy Court approval for Village Farms to pay Oxbow the payments set forth above commencing April 28, 2001, and continuing on the 28th day of each month thereafter until the Effective Date (the "Oxbow Adequate Protection Payments"). In the event the Bankruptcy Court does not authorize the Oxbow Adequate Protection Payments then, in that event, Village Farms shall: (1) on the Effective Date pay Oxbow an amount equal to the unpaid Oxbow Adequate Protection Payments which would have been due had the Bankruptcy Court approved them, plus interest at the statutory rate applicable under New York law from the date each of the Oxbow Adequate Protection Payments would have been due had they been approved by the Bankruptcy Court, until paid; and (2) on the 20th day of each month after the Effective Date pay Oxbow the amounts set forth above (either $20,000 or $5,000 per month as the case may be).

         The Allowed Oxbow Claim may be offset by the total amount of agreed upon value ("Value"), if any, received by Oxbow from: (1) tomato marketing services provided by Village Farms; and (2) purchasing services provided by Village Farms. The Value of the tomato marketing services shall be the difference between Oxbow's market price of sales of the period of valuation, i.e., day, week or month, the marketing services are provided and the price, net of commissions, obtained by Village Farms. The Value of the purchasing services shall be the difference between the best price that Oxbow could have obtained for purchased material and the price Village Farms paid. In the event Oxbow wishes to use Village Farms' purchasing services, Oxbow will provide in advance to Village Farms a current price quote for desired materials. Village Farms will then obtain a price quote for the same materials and, if it is able to obtain a better price, will offer to purchase the materials at that price for Oxbow. Prior to Village Farms providing either the tomato marketing services or the purchasing services, Oxbow and Village Farms shall agree upon further necessary procedures for the provision of services. All such tomato marketing and purchasing services shall be provided at the sole option of Oxbow, and Village Farms' provision of such services may be canceled by Oxbow at any time, with or without cause, by written notice, mailed or faxed by Oxbow to Village Farms at Village Farms' offices at 17 Christopher Way, Eatontown, New Jersey, 07724. Nothing in this paragraph shall be construed to eliminate or reduce Village Farms' obligation to make timely payments on the Allowed Oxbow Claim as set forth above, until the entire Allowed Oxbow Claim is paid in full by either payments or a combination of payments and Value as set forth above.

         (c) Voting: Class 4 is impaired and the Holder of the Class 4 Claim is entitled to vote to accept or reject the Plan.

4.5      Class 5 - Allowed Unsecured Claims.

         (a) Classification: Class 5 consists of the Claims of Holders of Allowed Unsecured Claims, other than Administrative Claims and Priority Claims.

         (b) Treatment: In full and complete satisfaction of all Unsecured Claims (other than Administrative Claims and Priority Claims), Village Farms shall pay each Holder of an Allowed Unsecured Claim its Pro Rata share of $10,000 per month until such Holders of Allowed Unsecured Claims have been paid in full, without interest. The payments to Unsecured Creditors shall commence on the last day of the month after the month in which the Effective Date occurs, and continue on the last day of each month thereafter until the Allowed Unsecured Claims are paid in full, without interest.

         All Claims which a Debtor has against another Debtor shall, on the Effective Date, be cancelled and discharged, such Claims will not be Allowed, and no payments shall be made on account of such Claims.

         (c) Voting: Class 5 is impaired and the Holders of Class 5 Claims are entitled to vote to accept or reject the Plan.

4.6      Class 6 - Allowed Unsecured Administrative Convenience Claims.

         (a) Classification: Class 6 consists of Allowed Unsecured Claims, other than Administrative Claims, Priority Claims, and Class 5 Claims, which: (i) are in the amount of $2,500.00 or less; or (ii) have been reduced in writing by the Holder of the Claim to $2,500.00. Class 6 is established pursuant to ss. 1122(b) of the Bankruptcy Code for administrative convenience.

         (b) Treatment: In full and complete satisfaction of all Class 6 Claims, Village Farms shall, on the last day of the month after the month in which the Effective Date occurs, pay the Holder of each Allowed Class 6 Claim the amount of such Claim, but not in excess of $2,500.00.

         (c) Voting: Class 6 is impaired and the Holders of Class 6 Claims are entitled to vote to accept or reject the Plan.

4.7      Class 7 - Interests.

         (a) Classification: Class 7 consists of all Interests.

         (b) Treatment: The Holders of Interests shall not receive any Distributions under the Plan. All Interests issued before the Petition Date shall be cancelled, annulled, and extinguished, and any certificates or other documents representing such Interests shall, on the Effective Date, be null, void, and of no force and effect. Provided, however, notwithstanding the foregoing: (1) APD's 100% Interest as a member of VF Delaware, and its 99% Interest as a limited partner in Village Farms and VF Delaware's 1% Interest as a general partner in Village Farms shall not be cancelled, extinguished, or retired, but shall remain in full force and effect; (2) the 100% Interest of EcoScience in E-Produce shall not be cancelled, extinguished, or retired except pursuant to the First Merger; (3) the 100% Interest of EcoScience in APD shall not be cancelled, extinguished, or retired except pursuant to the Second Merger; and (4) the 100% Interest of EcoScience (and of APD following the Second Merger) in Agro Dynamics, Inc., shall not be cancelled, extinguished, or retired.

         (c) Voting: Class 7 is impaired, but because no Distributions will be made to Holders of Class 7 Interests, such Holders are deemed to reject the Plan pursuant to ss. 1126(g) of the Bankruptcy Code. Class 7 is not entitled to vote to accept or reject the Plan.

4.8      Special Provision Governing Unimpaired Claims.

         Except as otherwise provided in the Plan, including as provided in
Article 12, nothing under the Plan shall affect the Debtors' or the Reorganized Debtors' rights in respect of any Unimpaired Claims including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupments against such Unimpaired Claims.

4.9      No Substantive Consolidation.

         Debtors intend to seek Bankruptcy Court authority to have the Chapter 11 Cases jointly administered for administrative and procedural purposes only. This Plan is being proposed as a joint plan of reorganization of the Debtors for administrative and procedural purposes only. The Plan is not premised upon the substantive consolidation of the Debtors or the Chapter 11 Cases, nothing herein shall be otherwise construed and there shall not be a substantive consolidation of any of the Debtors. The Plan is, however, premised upon: (i) the merger of E-Produce into EcoScience on the Effective Date; (ii) the merger of EcoScience into APD on the first Business Day after the Effective Date; (iii) VF Delaware continuing in existence as a wholly owned subsidiary of APD; (iv) Village Farms continuing in existence with VF Delaware being a general partner and having a 1% Interest therein and APD being a limited partner and having a 99% Interest therein; (v) the dissolution of Wheatfield, New Am Management, Pocono, New Am-JV, Cogentrix Pocono, and VF Finance; (vi) APD, Village Farms and VF Delaware being the Reorganized Debtors; and (vii) Village Farms being the operating entity and owning all the Debtors' assets, except for the Interests described in subsections (iii) and (iv) above and APD's 100% stock ownership of Agro Dynamics, Inc. Accordingly, acceptances or rejections of this Plan by Holders of Claims and, in the case of Interests their deemed rejection of this Plan, will be separately determined for each Debtor.

                                   Article 5

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

5.1 Assumption, Assignment and Rejection of Executory Contracts and Unexpired Leases.

         On the Effective Date, the executory contracts and unexpired leases of EcoScience, E-Produce, APD, and Village Farms listed on Exhibit F attached hereto will be deemed assumed by the applicable Debtor (except for the E-Produce leases, which shall be transferred to and assumed by EcoScience as part of the First Merger) and; (i) as to such executory contracts and unexpired leases to which APD is a party, assigned to, and assumed by Village Farms on the Effective Date; and (ii) as to such executory contracts and unexpired leases to which either EcoScience or E-Produce is a party, assigned to and assumed by Village Farms on the first Business Day following the First Merger in accordance with ss.ss. 365 and 1123 of the Bankruptcy Code. As provided in ss. 365(k) of the Bankruptcy Code, the assignment to and assumption by Village Farms of an executory contract and/or unexpired lease shall relieve EcoScience, E-Produce, APD, and their Estates, as applicable, from any liability for any breach of such contract or lease occurring after the assignment. All other executory contracts and unexpired leases of the Debtors shall be, on the Effective Date, rejected including, without limitation, those listed on Exhibit G attached hereto. At any time prior to the hearing on confirmation of this Plan, the Debtors may, after first obtaining CoBank's written consent, amend Exhibits F and G upon notice to the other party(ies) to the executory contract and/or unexpired lease effected by the amendment. In order to implement the Plan, the Debtors move the Bankruptcy Court, pursuant to ss.ss. 365 and 1123 of the Bankruptcy Code, to:
(i) approve their assumption and, to the extent applicable, the assignment to Village Farms, of the executory contracts and unexpired leases as described above; and (ii) Village Farms' assumption of the Debtors' obligations under such assigned executory contracts and unexpired leases. All monetary defaults which may exist under the executory contracts and unexpired leases to be assumed by and/or assigned to Village Farms shall be cured on or before the Effective Date. The Debtors are not aware of any existing defaults under the executory contracts and unexpired leases to be assumed and/or assigned. The Debtors further move, pursuant to ss.ss. 365 and 1123 of the Bankruptcy Code, to reject all other executory contracts and unexpired leases. The entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions, assignments, and rejections of such executory contracts and unexpired leases pursuant to ss.ss. 365 and 1123 of the Bankruptcy Code.

5.2 Claims Based on Rejection of Executory Contracts or Unexpired Leases.

         All proofs of claims with respect to Claims arising from the rejection of executory contracts or unexpired leases must be filed with the Bankruptcy Court within fifteen days (15) after the later of (i) the entry of an order of the Bankruptcy Court approving the rejection of the executory contract or unexpired lease; or (ii) the Effective Date. Any Claims arising from the rejection of an executory contract or unexpired lease not filed within such time will be forever barred from assertion against the Debtors, the Reorganized Debtors or their Estates and Property.

         All Claims arising from the rejection of executory contracts or unexpired leases will, pursuant to ss. 502(g) of the Bankruptcy Code, be treated as Class 5 Unsecured Claims, subject to the provisions of Article 6. Provided, however, in the event Village Farms offers to enter into a Senior Management Contract with a member of Senior Management, then that member shall not have a Claim arising from the rejection of any previous employee contract he or she may have had with any of the Debtors.

5.3 Cure of Defaults for Executory Contracts and Unexpired Leases Assumed.

         Any monetary amounts by which each executory contract and unexpired lease to be assumed and/or assumed and assigned pursuant to the Plan is in default shall be satisfied, pursuant to ss. 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (1) the amount of any cure payments; (2) the ability of any of the Reorganized Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of ss. 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (3) any other matter pertaining to assumption and/or assignment, the cure payments required by ss. 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption and, as applicable, assignment.

5.4 Resolution of Objections to Assumption of Executory Contracts and Unexpired Leases.

         Any party objecting to the proposed assumption and, as applicable, assignment of an executory contract or unexpired lease or the ability of the particular Reorganized Debtor to provide "adequate assurance of future performance" (within the meaning of ss. 365 of the Bankruptcy Code) under the contract or lease to be assumed and, as applicable, assigned, shall file and serve on counsel for the Debtors and CoBank a written objection to the assumption of such contract or lease not later than fifteen (15) days before the hearing on confirmation of this Plan. Failure to file an objection within the time period set forth above shall constitute an acknowledgment that the proposed assumption and, as applicable, assignment, provides adequate assurance of future performance. To the extent that any objections to the assumption and/or assignment of a contract or lease is timely filed and served and such objection is not resolved between the Debtors and the objecting party(ies), the Bankruptcy Court shall resolve such disputes at the confirmation hearing for this Plan.

5.5 Indemnification of Directors, Officers, and Employees.

         The obligations of the Debtors to indemnify any Person or Entity serving at any time on or prior to the Effective Date as one of its directors, officers, or employees by reason of such Person's or Entity's service in such capacity, or as a director, officer, or employee of any other corporation or legal entity, to the extent provided in any of the Debtors' constituent documents or by a written agreement with any Debtor or the Delaware, New Jersey, or any other state's general corporation, limited liability, or limited partnership laws, shall be deemed and treated as executory contracts that are rejected by the Debtors pursuant to the Plan and ss. 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall be treated as Class 5 Unsecured Claims and, if a proof of claim is timely filed for the same, estimated or disallowed. Provided, however, in the event Village Farms offers to enter into a Senior Management Contract with a member of Senior Management, then that member shall not have a Claim arising from the rejection of the above described indemnification claims.

5.6 Benefit Programs.

         Except as otherwise expressly provided hereunder including, but not limited to, ss.ss. 5.5 and 8.9, the benefit plans and programs of the Debtors applicable to its employees, retirees, and non-employee directors and the employees and retirees, are listed on Exhibit H hereto, and these plans and programs shall be treated as executory contracts under the Plan and on the Effective Date will be assumed by Village Farms pursuant to the provisions of ss.ss. 365 and 1123 of the Bankruptcy Code. On the Effective Date, all employees of EcoScience and APD, if any, shall become employees of Village Farms.

                                   Article 6

                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

6.1 Prosecution of Objections to Claims.

         After the Confirmation Date, the Reorganized Debtors shall have the authority to file objections, settle, compromise, withdraw, or litigate to judgment objections to Claims. From and after the Confirmation Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

6.2 Estimation of Claims.

         The Debtors or the Reorganized Debtors may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to ss.502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objections to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

6.3 Payments and Distributions on Disputed Claims.

         Except as otherwise agreed by the Reorganized Debtors in their sole discretion, no partial payments and no partial distributions will be made with respect to a Disputed Claim until the resolution of such disputes by settlement or Final Order. Subject to the provisions of this Section 6.3, as soon as practicable after a Disputed Claim becomes an Allowed Claim, the Holder of such Allowed Claim will receive all payments and distributions to which such Holder is then entitled under the Plan. Notwithstanding the foregoing, any Person or Entity who holds both an Allowed Claim(s) and a Disputed Claim(s) will receive the appropriate payment or distribution on the Allowed Claim(s), although, except as otherwise agreed by the Reorganized Debtors in their sole discretion, no payment or distribution will be made on the Disputed Claim(s) until such dispute is resolved by settlement or Final Order.

                                   Article 7

                         ACCEPTANCE OR REJECTION OF PLAN

7.1 Voting Classes.

         Each Holder of an Allowed Claim in Classes 2A, 2B, 2C, 3, 4, and 5 shall be entitled to vote to accept or reject the Plan.

7.2 Acceptance by Impaired Classes.

         An Impaired Class of Claims shall have accepted the Plan if: (a) the Holders (other than any Holder designated under ss. 1126(e) of the Bankruptcy
Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan; and (b) the Holders (other than any Holder designated under ss. 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

7.3 Presumed Acceptance of Plan.

         Class 1 is unimpaired under the Plan and, therefore, conclusively is presumed to have accepted the Plan pursuant toss.1126(f) of the Bankruptcy Code.

7.4 Presumed Rejection of Plan.

         Class 7 is impaired and shall receive no Distributions and, therefore, conclusively are presumed to have rejected the Plan pursuant to ss. 1126(g) of the Bankruptcy Code.

7.5 Non-Consensual Confirmation.

         The Debtors will seek Confirmation of the Plan under ss. 1129(b) of the Bankruptcy Code, to the extent applicable, in view of the deemed rejection of Class 7. The Debtors will therefore request the Court to confirm the Plan in accordance with ss. 1129(b) of the Bankruptcy Code in spite of the deemed rejection of Class 7 or the rejection of any other Class.

                                   Article 8

                       MEANS OF IMPLEMENTATION OF THE PLAN

8.1 Merger of E-Produce into EcoScience

         On the Effective Date, E-Produce shall be merged with and into EcoScience without any further action or approval on the part of any Person or Entity (the "First Merger"). Effective upon the First Merger, E-Produce shall cease its separate existence. On the Effective Date, an Authorized Officer shall promptly take all such actions as may be necessary or appropriate to effect the First Merger.

8.2 Dissolution of Certain Debtors

         On the Effective Date, VF Finance's equity interest in CoBank shall, as provided in Section 4.2(a)(ii), be fully cancelled, extinguished, terminated, and of no further force and effect without any further action or approval on the part of any Person or Entity. Immediately after the cancellation of the equity interests described in the foregoing sentence and also on the Effective Date, Wheatfield, New Am Management, Pocono, New Am-JV, Cogentrix Pocono, and VF Finance shall be dissolved and cease to exist without any further action or approval on the part of any Person or Entity and an Authorized Officer shall promptly take all actions as may be necessary or appropriate to effect the dissolution of these entities. To the extent that applicable law requires that the Debtors give any additional approvals or consents to the transactions described in this Section 8.2, such approvals and consents are deemed given by the Debtors' execution of this Plan.

8.3 Merger of EcoScience into APD

         On the first Business Day following the First Merger, EcoScience shall merge with and into APD without any further action or approval on the part of any Person or Entity (the "Second Merger"). Effective upon the Second Merger, EcoScience shall cease its separate existence. APD shall continue to exist after the Effective Date as a separate corporate entity, with all powers of a corporation under the Delaware General Corporation Law. On the first Business Day following the First Merger, an Authorized Officer shall promptly take all actions as may be necessary or appropriate to effect the Second Merger.

8.4 Continued Existence of Village Farms and VF Delaware.

         Village Farms shall continue in existence with VF Delaware being a general partner having a 1% Interest and APD being a limited partner having a 99% Interest therein and VF Delaware shall continue in existence as a wholly owned subsidiary of APD.

8.5 Amendment of Charter Documents.

         (a) APD's certificate of incorporation shall be amended as of the Effective Date as required to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things: (i) authorization to issue 1,000 shares of Common Stock, 50.1% of which shall be Class A Common Stock and 49.9% of which shall be Class B Common Stock; (ii) a prohibition on the issuance of nonvoting equity securities to the extent, and only to the extent, required by ss. 1123(a)(6) of the Bankruptcy Code; (iii) the rights of holders of Class A Common Stock to elect four (4) of the seven (7) members of the board of directors; (iv) the requirement that prior to July 31, 2002, the merger of any Reorganized Debtor and/or the sale of all or substantially all of the assets of any Reorganized Debtor shall require the supermajority vote of five out of the seven members of APD's board of directors; and (v) the other provisions contained in the Amended Certificate of Incorporation (Exhibit C). In addition, APD's bylaws shall be amended and restated as of the Effective Date as required to satisfy the provisions of the Plan and the Bankruptcy Code. The Amended Certificate of Incorporation is attached hereto as Exhibit C, and the Amended Bylaws are attached hereto as Exhibit D. At any time prior to the hearing on confirmation of this Plan the Debtors may, after first obtaining CoBank's prior written consent, modify the Amended Certificate of Incorporation and/or the Amended Bylaws (so long as any such modification does not materially effect the rights of CoBank, Cogentrix or the Senior Management) by filing the same with the Bankruptcy Court.

         (b) The Agreement of Limited Partnership of Village Farms shall be amended as of the Effective Date, which amendment shall be substantially in the form attached hereto as Exhibit I.

         (c) The Operating Agreement of VF Delaware shall be amended as of the Effective Date, which amendment shall be substantially in the form attached hereto as Exhibit J.

8.6 Cancellation of Interests.

         As of the Effective Date: (a) all existing Interests (whether issued and outstanding or held in treasury) shall be deemed automatically cancelled, extinguished, retired, and of no further force and effect, without any further action on the part of the Debtors, the Reorganized Debtors, the Holders of the Interests, or any other Person or Entity; (b) all of the Debtors' obligations under such Interests shall be deemed terminated; and (c) the Holders of the Interests shall have no rights arising from or relating to the same. Provided, however, notwithstanding the foregoing: (1) APD's 100% Interest as a member of VF Delaware and its 99% Interest as a limited partner of Village Farms and VF Delaware's 1% Interest as a general partner of Village Farms shall not be cancelled, extinguished, or retired, but shall remain in full force and effect;
(2) the 100% Interest of EcoScience in E-Produce shall not be cancelled, extinguished, or retired except pursuant to the First Merger; (3) the 100% Interest of EcoScience in APD shall not be cancelled, extinguished, or retired except pursuant to the Second Merger, and (4) the 100% stock ownership of EcoScience (and of APD following the Second Merger) of Agro Dynamics, Inc., shall not be cancelled, extinguished, or retired.

8.7      Issuance of New Common Stock.

         The following Common Stock in APD shall be issued: (a) On the Effective Date, 50.1% of APD's total authorized Common Stock (501 shares) shall be issued to CoBank (or a subsidiary, affiliate or Credit Facility participant of CoBank designated by CoBank), and the Common Stock issued to CoBank, or its designee, shall be Class A Stock, shall constitute all of the authorized Class A Stock of APD's Common Stock and shall be fully paid and nonassessable; (b) on the Effective Date, one share of stock in EcoScience shall be deemed to have been issued to Cogentrix. Effective upon the Second Merger, such share of stock in EcoScience shall be deemed exchanged for 10% of APD's total authorized Common Stock (100 shares), APD shall issue the same to Cogentrix, the Common Stock issued to Cogentrix shall be Class B Stock and shall be fully paid and nonassessable, and the one share of EcoScience stock shall be automatically cancelled, extinguished, retired, and of no further force and effect; (c) on the Effective Date: (i) APD shall issue each of the three members of Senior Management .10 shares of Class B Common Stock; and (ii) the remaining 398.7 shares of Class B Common Stock shall be subject to an stock option plan to be filed with the Court not less than thirty days before the confirmation hearing on this Plan. Under such stock option plan, APD shall grant Senior Management the following stock options: (1) as a retention payment for remaining continuously employed with EcoScience (in the case of Michael A. DeGiglio and Kenneth S. Hollander) and Village Farms (in the case of Albert W. Vanzyest) from the Petition Date through the Effective Date and conditioned upon such continuous employment, the following Senior Managers shall be granted the following stock options to purchase Class B Common Stock of APD:

          o Michael A. DeGiglio  -- 80.9 shares;
          o Albert W. Vanzeyst   -- 80.9 shares; and
          o Kenneth S. Hollander -- 37.4 shares.

         These stock options shall become vested upon issuance; and (2) the following members of Senior Management shall be granted stock options to purchase Class B Common Stock of APD:

          o Michael A. DeGiglio  -- 80.9 shares;
          o AlbertW. Vanzeyst    -- 80.9 shares; and
          o Kenneth S. Hollander -- 37.4 shares.

         These stock options shall become vested as to a particular Senior Manager upon the earlier to occur of: (i) January 1, 2002; (ii) termination by Village Farms of the Senior Manager's employment "Without Cause" or by the Senior Manager for "Good Cause" (as those terms are defined in the Senior Management Contract); or (iii) payment in full of the Allowed CoBank Secured Claim. Further terms concerning the stock options, including APD's right to: (a) redeem shares held by Senior Management; and (b) cancel unexercised options regardless of whether they are vested, are set forth in the applicable Senior Management Contracts and the Stockholders Agreement. Additional restrictions on the Common Stock are set forth in the Stockholders Agreement, the applicable Senior Management Contract, the Amended Certificate of Incorporation, and the Amended Bylaws. All Common Stock issued to Senior Management shall be Class B Stock and shall be nonassessable. Except as set forth in the Stockholders Agreement, no member of Senior Management shall sell, transfer, or otherwise dispose of his/her Common Stock in APD until such time as CoBank's Allowed Secured Claim has been paid in full and the Reorganized Debtors have fully performed their obligations under the Credit Facility. The rights of and additional restrictions on the Class A Stock and the Class B Stock are set forth in the Amended Certificate of Incorporation, the Amended Bylaws, and the Stockholders Agreement. The stock certificates shall bear restrictive legends indicating that the securities represented thereby (i) are subject to the terms of the Stockholders Agreement and (ii) have not been registered under any federal or state securities law.

8.8 Credit Facility.

         On the Effective Date, the Reorganized Debtors shall enter into the Credit Facility with CoBank and shall execute or cause to be executed, and deliver all documents and instruments contemplated therein or thereby.

8.9 Adoption of Senior Management Contracts.

         On the Effective Date, Village Farms shall enter into the Senior Management Contract with the members of Senior Management, all previous employees contracts between any of the Debtors and members of Senior Management shall be deemed cancelled and extinguished, and the members of Senior Management which are a party to such previous contracts shall have no rights thereunder and shall not have any Claims arising from the rejection of such previous contract.

8.10 Stockholders Agreement

         On the Effective Date, APD and each of the parties thereto shall execute and deliver the Stockholders Agreement.

8.11 Approval of Agreements.

         The solicitation of votes on the Plan shall be deemed a solicitation for the approval of all agreements and transactions contemplated by the Plan including, without limitation, the Credit Facility, the Stockholders Agreement, the Senior Management Contracts, the Amended Certificate of Incorporation, the Amended Bylaws, and the other Reorganization Documents. The entry of the Confirmation Order shall constitute approval of such agreements and transactions.

8.12 Corporate, Partnership and Limited Liability Company Action.

         The entry of the Confirmation Order shall constitute authorization for the Debtors, the Reorganized Debtors, and each Authorized Officer, as applicable, to take or cause to be taken all corporate, partnership and limited liability company actions necessary or appropriate to consummate and implement the provisions of the Plan prior to, on, and after the Effective Date, and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court, and shall not require any further action or approval of any Person or Entity (including, but not limited to, the directors, Interest Holders of the Debtors or the Reorganized Debtors) including, inter alia, (a) the cancellation of the Interests (other than as set forth in the last sentence of Section 8.6); (b) issuance of the Common Stock;
(c) the execution and performance of the obligations under the Credit Facility and documents and instruments contemplated therein or thereby including, but not limited to, mortgages, deeds of trust, liens, and other security agreements; (d) the initial selection of directors of APD and officers for the Reorganized Debtors in accordance with Article 11 of the Plan; (e) the adoption of the Amended Certificate of Incorporation, the Amended Bylaws, and similar constituent documents for APD; (f) the execution of the Senior Management Contracts; (g) the execution of the Stockholders Agreement; (h) the merger of E-Produce into EcoScience on the Effective Date as provided in Section 8.1; (i) the cancellation of the equity interest in CoBank on the Effective Date as provided in Section 8.2; (j) the dissolution on the Effective Date of Wheatfield, New Am Management, Pocono, New Am-JV, Cogentrix Pocono, and VF Finance as provided in Section 8.2; (k) the merger of EcoScience into APD as provided in Section 8.3; (l) the adoption of the First Amendment to Agreement of Limited Partnership of Village Farms and the First Amendment to Operating Agreement of VF Delaware, as provided in Section 8.5; (m) all matters provided for under the Plan involving the corporate structure of APD; (n) all corporate, partnership and limited liability company action to be taken by or required of the Debtors or the Reorganized Debtors under the Plan; and (o) the Distributions pursuant to the Plan. All such actions shall be deemed to have occurred and shall be in effect pursuant to applicable non-bankruptcy law and the Bankruptcy Code, without any requirement of further action by the partners, stockholders, directors, managers, or members of the Debtors or the Reorganized Debtors, or any other Person or Entity. On the Effective Date, the appropriate officers, partners, managers, members, and directors of the Debtors and the Reorganized Debtors are authorized and directed to execute and deliver the agreements, documents, and instruments contemplated by the Plan in the name and on behalf of the Debtors and/or Reorganized Debtors.

8.13 Revesting and Vesting of Assets.

         Except as otherwise expressly provided in the Plan, pursuant to ss.ss. 1123(a)(5), 1123(b)(3), and 1141(b) of the Bankruptcy Code: (a) except as expressly provided in subsections (d) and (e) below, all Property comprising the Estates of each Debtor (other than EcoScience and E-Produce) including, but not limited to, all Causes of Action, trademarks, and other intellectual property, and any Property acquired by the Debtors (other than EcoScience and E-Produce) or Village Farms as a Reorganized Debtor under or in connection with the Plan shall, on the Effective Date, automatically be transferred to and/or revest in, as the case may be, Village Farms, as a Reorganized Debtor, free and clear of all Interests and all Claims, Liens, and contractually-imposed restrictions, charges, encumbrances, and interests of Creditors with all such Interests, Claims, Liens, and contractually-imposed restrictions, charges, encumbrances, and interests of Creditors being extinguished except as otherwise provided in the Plan or in connection with the Credit Facility; (b) all Property comprising the Estates of EcoScience and E-Produce including, but not limited to, all Causes of Action, trademarks, patents, and other intellectual property, and all Property acquired by EcoScience or E-Produce under or in connection with the Plan and EcoScience's 100% stock interest in Agro Dynamics, Inc., shall, on the Effective Date, or upon consummation of the First Merger in the case of E-Produce, automatically be transferred to and/or revest in EcoScience free and clear of all Interests and all Claims, Liens, and contractually-imposed restrictions, charges, encumbrances, and interests of Creditors with all such Interests, Claims, Liens, and contractually-imposed restrictions, charges, encumbrances, and interests of Creditors being extinguished except as otherwise provided in the Plan or in connection with the Credit Facility; (c) immediately upon the consummation of the Second Merger, all Property acquired by APD, as part of the Second Merger, including, but not limited to, all Causes of Action, trademarks, patents, and other intellectual property (except for the 100% stock interest in Agro Dynamics, Inc.) shall be automatically transferred to Village Farms free and clear of all Interests and all Claims, Liens, and contractually-imposed restrictions, charges, encumbrances, and interests of Creditors with all such Interests, Claims, Liens, and contractually-imposed restrictions, charges, encumbrances, and interests of Creditors being extinguished except as otherwise provided in the Plan or in connection with the Credit Facility; (d) APD's 100% Interest as a member in VF Delaware and its 99% Interest as a limited partner in Village Farms shall revest in APD as a Reorganized Debtor; and (e) VF Delaware's 1% Interest as a general partner of Village Farms shall revest in VF Delaware as a Reorganized Debtor. As provided in Section 8.1, on the Effective Date E-Produce shall merge with and into EcoScience. As provided in Section 8.3, on the first Business Day following the First Merger, EcoScience shall merge with and into APD and, pursuant to the Second Merger, all Property of EcoScience (except for the 100% stock ownership of Agro Dynamics, Inc., which shall not be transferred, but shall be retained by
APD), including the Property formerly held by E-Produce shall be automatically transferred to Village Farms. As of the Effective Date, the Reorganized Debtors may operate their business and use, acquire and dispose of Property and settle and compromise Claims or Interests without supervision of the Bankruptcy Court free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may pay the charges they incur for professional fees, disbursements, expenses, or related support services incurred after the Effective Date without any application to the Bankruptcy Court.

8.14 Operations Between the Confirmation Date and the Effective Date.

         The Debtors shall continue to operate as debtors-in-possession, subject to the supervision of the Bankruptcy Court, during the period from the Confirmation Date through and until the Effective Date.

8.15 Delisting of Securities.

         After the Effective Date, subject to applicable laws and regulations EcoScience stock shall be deregistered under the Exchange Act, and no Reorganized Debtor shall seek to be listed on a stock exchange or register any of the Common Stock, except as may thereafter be approved by APD's board of directors.

8.16 Distributions.

         Village Farms shall make the payments provided for under this Plan.

8.17 Delivery of Payments.

         Distributions and deliveries to Holders of Allowed Claims shall be made at the addresses set forth on the proofs of claim or proofs of interest filed by such Holders (or at the last known addresses of such Holders if no proof of claim or proof of interest is filed or if the Debtors have been notified of a change of address). If any Holder's Distribution is returned as undeliverable, no further distributions to such Holder shall be made unless and until the party attempting to make the distribution is notified of such Holder's then current address, at which time distributions shall be made to such Holder without interest.

8.18 Office of the United States Trustee.

         The Reorganized Debtors shall file post confirmation quarterly operating reports as required by the United States Trustee Guidelines. Fees payable to the Office of the United States Trustee shall be payable until a final decree is entered in this Case. The proper measurement of the amount of such fees is expressly left unadjudicated by this Plan. The Bankruptcy Court shall retain jurisdiction of this Case in order to resolve any issues regarding United States Trustee quarterly fees.

                                   Article 9

        PRESERVATION OF CAUSES OF ACTION AND RIGHT TO DEFEND AND CONTEST

9.1 Preservation of Rights.

         Except to the extent that any Claim is Allowed in an amount set forth in Article 4 of the Plan (the Class 2A, 2B, 2C, 3, and 4 Claims), which Allowed Claims shall not be subject to objection by the Debtors or the Reorganized Debtors at any time or for any reason, nothing, including, but not limited to, the failure of the Debtors or the Reorganized Debtors to object to a Claim for any reason during the pendency of the Chapter 11 Cases, shall affect, prejudice, diminish, or impair the rights and legal and equitable defenses of the Debtors or the Reorganized Debtors with respect to any Claim including, but not limited to, all rights of the Debtors or Reorganized Debtors: (i) to contest or defend themselves against such Claims in any lawful manner or forum when and if such Claim or Interest is sought to be enforced by the Holder thereof; or (ii) in respect of legal and equitable defenses to setoffs or recoupments against Claims, and the Distributions provided for in Article 4 of the Plan shall at all times be subject to this Section 9.1 of the Plan and to ss. 502(d) of the Bankruptcy Code.

9.2 Rights of Action.

         Except as otherwise provided in the Plan, all Causes of Action shall automatically be retained and preserved and will revest in, or, as applicable, be transferred to, Village Farms. Pursuant to ss. 1123(b)(3) of the Bankruptcy Code, Village Farms (as the representative of the Debtors' Estates) will have the exclusive right to enforce and prosecute such Causes of Action against any Entity, that arose before the Effective Date, other than those expressly released or compromised as part of or pursuant to the Plan.

9.3 Setoffs.

         Except to the extent that any Claim is Allowed in an amount set forth in Article 4 of the Plan (the Class 2A, 2B, 2C, 3, and 4 Claims), the Debtors or the Reorganized Debtors, as applicable, may, but shall not be required to, set off against any Claims and the payments or Distributions to be made pursuant to the Plan in respect of such Claims, any and all debts, liabilities, and claims of every type and nature whatsoever which the applicable Estate, the Debtor, or Reorganized Debtors may have against its Creditors, but neither the failure to do so nor the allowance of any such Claims, whether pursuant to the Plan or otherwise, shall constitute a waiver or release by the Debtors of any such Claims the Debtors may have against such Creditors, and all such Claims shall be reserved to and retained by the Reorganized Debtors.

9.4 No Payment or Distribution Pending Allowance.

         All references to Claims and amounts of Claims refer to the amount of the Claim Allowed by agreement of Reorganized Debtors and the Holder of such Claim, by operation of law, by Final Order, or by the Plan. Notwithstanding any other provision in the Plan, no payment or Distribution shall be made on account of or with respect to any Claim to the extent it is a Disputed Claim unless and until the Disputed Claim becomes an Allowed Claim.

                                   Article 10

                     CONDITIONS TO CONSUMMATION OF THE PLAN

10.1 Confirmation Order.

         The Confirmation Order shall not be entered unless and until the form and substance thereof, as well as any amendments to the Plan, have been approved by CoBank. The Confirmation Order shall, inter alia, (a) authorize the issuance of the Common Stock as provided in this Plan; (b) authorize the Reorganized Debtors to execute and perform their obligations under the Credit Facility; (c) authorize the dissolution of the Debtors identified in Section 8.2; (d) authorize the mergers, revesting and vesting of assets, amendments, agreements, cancellation of Interests, corporate, partnership and limited liability company actions, and other actions as provided or contemplated by this Plan; (e) approval of the assumptions, assignments, and rejections of the executory contracts and unexpired leases as provided in Article 5; and (f) provide that the provisions of the Confirmation Order are non-severable and mutually dependent.

10.2 Conditions to Consummation.

         The Plan shall not be consummated, and the Effective Date shall not occur unless and until the following conditions have occurred or have been duly waived (if waivable) pursuant to Section 10.4 below:

         (a) the Bankruptcy Court shall have approved the information contained in the Disclosure Statement as adequate;

         (b) the Confirmation Order shall have been entered and shall have become a Final Order and such Order shall not have been vacated, reversed, stayed, modified, amended, enjoined, or restrained by order of a court of competent jurisdiction;

         (c) all documents and agreements required to be executed or delivered under the Plan on or prior to the Effective Date shall have been executed and delivered by the parties thereto;

         (d) the Bankruptcy Court shall have entered an order (contemplated to be part of the Confirmation Order) authorizing and directing the Debtors and the Reorganized Debtors to take all actions necessary or appropriate to enter into, implement, and consummate the contracts, instruments, releases, indentures, and other agreements or documents created, amended, supplemented, modified, or adopted in connection with the Plan;

         (e) the certificates of merger, in accordance with the applicable provisions of the Delaware General Corporation Law, shall be filed with the Secretary of State of Delaware to further evidence the mergers described in Sections 8.1 and 8.3;

         (f) the Amended and Restated Certificate of Incorporation shall have been filed with the applicable authority of APD's jurisdiction of incorporation in accordance with such jurisdiction's applicable law;

         (g) the certificates of dissolution for Wheatfield, New Am Management, Pocono, New Am-JV, Cogentrix Pocono, and VF Finance, as provided in Section 8.2 shall, in accordance with the applicable provisions of the laws of Delaware and, as applicable, New Jersey, be filed with the Secretaries of State of Delaware and New Jersey.

         (h) all authorizations, consents, and regulatory approvals required, if any, in connection with the Plan's effectiveness shall have been obtained;

         (i) the Credit Facility shall have become effective;

         (j) the Stockholders Agreement shall have been entered into by the parties thereto;

         (k) the Senior Management Contracts shall have been entered into by the parties thereto;

         (l) the remaining Reorganization Documents shall have been entered into by the parties thereto;

         (m) no order of a court shall have been entered and shall remain in effect restraining the Debtors or Reorganized Debtor from consummating the Plan.

10.3 Termination of Plan.

         The Effective Date must occur on or before the Termination Date. If the Effective Date has not occurred by the Termination Date, and the Termination Date has not been extended by CoBank, then the Plan will be null and void and of no further effect.

10.4 Waiver of Conditions to Consummation.

         The conditions to consummation in Section 10.2 may be waived at any time by a writing signed by an authorized representative of each of the Debtors and CoBank, without notice or order of the Bankruptcy Court or any further action other than proceeding to consummation of the Plan. The Debtors shall provide prior written notice of the Effective Date to CoBank.

                                   Article 11

                      MANAGEMENT OF THE REORGANIZED DEBTORS

11.1 Initial Officers of APD.

         Subject to any requirement of Bankruptcy Court approval pursuant toss. 1129(a)(5) of the Bankruptcy Code, from and after the Effective Date, the officers of APD shall be the following:

          o  Michael A. DeGiglio, President and Chief Executive Officer
          o  Albert Vanzeyst, Executive Vice President
          o  Kenneth S. Holland, Executive VP, CFO, Treasurer and Secretary

         These officers shall be reimbursed for all reasonable costs and expenses, and compensated, as set forth in the Senior Management Contracts, with all such payments to be made by Village Farms. Each officer of APD shall serve until his or her successor is duly appointed and qualified or until his or her earlier death, resignation or removal in accordance with the constituent documents of APD.

11.2 Initial Directors, General Partner, and Managing Member.

         Subject to any requirement of Bankruptcy Court approval and pursuant to ss. 1129(a)(5) of the Bankruptcy Code, the Debtors shall, not less than thirty
(30) days before the hearing on confirmation of this Plan, disclose the identity and affiliations of each Person proposed to serve on the initial board of directors of APD and, to the extent such Person is an insider (as defined in Section 101(31)) of the Bankruptcy Code), the nature of any compensation of such Person. Each director of APD shall serve from and after the Effective Date until his or her successor is duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the Amended Certificate of Incorporation, the Amended Bylaws, the Stockholders Agreements, and the Delaware General Corporation Law. VF Delaware shall remain the general partner of Village Farms and APD shall remain the sole managing member of VF Delaware.

11.3 Authorization to Execute Documents.

         Each Authorized Officer is hereby severally authorized, and is individually directed, to execute, deliver, file, or record all agreements, instruments, stock certificates, amendments, certificates of merger and dissolution, releases, and other agreements and documents that are contemplated by this Plan as an officer of APD (and, to the extent applicable, EcoScience) with respect to actions of APD (and, to the extent applicable, EcoScience) (a) for itself and (b) as the managing member of VF Delaware both on (i) VP Delaware's own behalf and (ii) as the general partner of Village Farms (including, but not limited to, the Credit Facility, the Shareholder Agreement, the Senior Management Contracts, and the Reorganization Documents, and all instruments, certificates, and documents related thereto), and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or any assistant secretary of APD and, as applicable, EcoScience, shall be authorized to certify or attest to any of the foregoing actions.

                                   Article 12

                             EFFECT OF CONFIRMATION

12.1 Binding Effect of Confirmation.

         Confirmation will bind the Debtors, the Reorganized Debtors, all Creditors and Interest Holders and other parties in interest to the provisions of this Plan, whether or not the Claim or Interest of such Creditor or Interest Holder is impaired under this Plan and whether or not such Creditor or Interest Holder has accepted this Plan.

12.2 Discharge.

         To the fullest extent permitted by applicable law (including, without limitation, ss. 105 of the Bankruptcy Code), and except as otherwise provided in the Plan, the Confirmation Order, or the Credit Facility:

         (a) all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge and release of, all Claims of any nature whatsoever against the Debtors or any of their assets or Properties and, regardless of whether any Property shall have been distributed or retained pursuant to the Plan on account of such Claims, and upon the Effective Date, the Debtors and the Reorganized Debtors, and each of them, shall: (i) be deemed discharged and released under ss. 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims including, but not limited to, demands and liabilities that arose before the Confirmation Date, debts (as such term is defined in ss. 101(12) of the Bankruptcy Code), Liens, security interests, and encumbrances of and against all Property of the respective Estates and the Debtors that arose before Confirmation including, without limitation, all debts of the kind specified in ss.ss. 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (a) such Claim has been Allowed pursuant to ss. 502 of the Bankruptcy Code; or (b) the Holder of such Claim has voted to accept the Plan; and (ii) terminate all Interests; and

         (b) as of the Confirmation Date, all entities including, without limitation, all Holders of Claims or Interests shall be barred and enjoined from asserting against the Debtors or the Reorganized Debtors, their successors or their Property any other or further Claims, debts, rights, Causes of Action, liabilities or Interests relating to the Debtors based upon any act, omission, transaction, or other activity of any nature that occurred prior to the Confirmation Date.

         In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtors and termination of all Interests, pursuant to ss.ss. 524 and 1141 of the Bankruptcy Code, and such discharge and termination shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

12.3 Injunction.

         Except as otherwise expressly provided for in the Plan, the Confirmation Order, or the Credit Facility, and to the fullest extent authorized or provided by the Bankruptcy Code, including ss.ss. 524 and 1141 thereof, the entry of the Confirmation Order shall, provided that the Effective Date occurs, permanently enjoin all Persons that have held, currently hold, or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is Impaired or terminated pursuant to the terms of the Plan from taking any of the following actions against the Debtors or the Reorganized Debtors, or their Property on account of any such discharged Claims, debts, or liabilities or such terminated Interests or rights:
(a) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind; (b) enforcing, levying, attaching, collecting, or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree, or order (c) creating, perfecting, or enforcing in any manner directly or indirectly, any Lien or encumbrance of any kind; (d) asserting any setoff, offset, right of subrogation or recoupment of any kind, directly or indirectly, against any debt, liability or obligation due to the Debtors or the Reorganized Debtors and (e) proceeding in any manner whatsoever, including employing any process, that does not conform to or comply with or is inconsistent with the provisions of the Plan.

12.4 Exculpation.

         None of the Debtors, Reorganized Debtors, or CoBank and any financial institution or other Entity which holds a participation in the financing that CoBank has extended to the Debtors shall have or incur any liability to any Person including, without limitation, any Holder of a Claim or Interest or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates or any of their successors or assigns, for any act taken or omission made in good faith in connection with, relating to, or arising out of, the Chapter 11 Cases, filing, negotiating, prosecuting, administrating, formulating, implementing, confirming, or consummating the Plan or the Property to be distributed under the Plan, including all prepetition activities leading to the promulgation and confirmation of the Plan, the Disclosure Statement (including any information provided or statement made in the Disclosure Statement or omitted therefrom), or any contract, instrument, release or other agreement or document created in connection with or related to the Plan or the administration of the Debtors or these Chapter 11 Cases, provided, however, that the foregoing provisions of this
Section 12.4 shall have no effect on the liability of any Person or Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct.

12.5 Releases by Debtors.

         Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and the Reorganized Debtors, in their individual capacities and as debtors-in-possession, will be deemed to have forever released, waived, and discharged (i) CoBank and any financial institution or other Entity which holds a participation in the financing that CoBank has extended to the Debtors; (ii) the directors, officers, and employees of the Debtors who continue in such positions subsequent to the Effective Date; and (iii) the former directors, officers, and employees of the Debtors from any and all claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities (other than the rights of the Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder), whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, or the Plan; provided, however, that no person identified in subclauses (ii) and (iii) above shall be released or discharged from any Claims, obligations, suits, judgments, debts, or Causes of Action arising out of or in connection with: (a) an indebtedness for money borrowed by any such person from any of the Debtors; or (b) any contractual obligation owed by such Person to any of the Debtors; and provided further, however, that the persons identified in subclause (iii) above shall only be released under this
Section 12.5 only for claims, obligations, suits, judgments, damages, rights, Causes of Action, and liabilities with respect to which such persons would be entitled to indemnification from the Debtors or the Reorganized Debtors under contract or law.

12.6 Other Documents and Actions.

         The Debtors and the Reorganized Debtors are authorized to execute such documents and take such other action as is necessary to effectuate the transactions provided for the Plan.

12.7 Term of Injunctions or Stays.

         Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under ss.ss. 105(a) and 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

12.8 Preservation of Insurance.

         Except as necessary to be consistent with the Plan, the Plan and the discharge provided herein shall not diminish or impair (A) the enforceability of insurance policies that may cover Claims against the Debtors or any other Person or Entity; or (B) the continuation of workers' compensation programs in effect, including self-insurance programs.

12.9 No Successor Liability.

         Except as otherwise expressly provided in the Plan and the Credit Facility, the Debtors and the Reorganized Debtors do not, pursuant to the Plan or otherwise, assume, agree to perform, pay, or indemnify Creditors or otherwise have any responsibilities for any liabilities or obligations of the Debtors relating to or arising out of the operations of or assets of the Debtors, whether arising prior to, on, or after the Confirmation Date. The Reorganized Debtors are not, or shall not be successor to the Debtors by reason of any theory of law or equity, and none shall have any successor or transferee liability of any kind or character, except that the Reorganized Debtors shall assume the obligations specified in the Plan and the Confirmation Order, including the Credit Facility.

12.10 Good Faith.

         Confirmation of the Plan shall constitute a finding that: (i) the Plan has been proposed in good faith and in compliance with applicable provisions of the Bankruptcy Code; (ii) the Debtors' modified Exchange Act reporting in anticipation of and during the Chapter 11 Cases was in good faith; (iii) the solicitation of acceptances or rejections of this Plan by all Persons and the offer, issuance, sale, or purchase of a security offered or sold under the Plan has been in good faith and in compliance with applicable provisions of the Bankruptcy Code.

                                   Article 13

                            RETENTION OF JURISDICTION

13.1 Jurisdiction of Bankruptcy Court.

         Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain, after the Effective Date, jurisdiction of all matters arising out of, arising in or related to, the Chapter 11 Cases to the fullest extent permitted by applicable law including, without limitation, jurisdiction to:

         (a) classify or establish the priority or secured or unsecured status of any Claim or Interest (whether filed before or after the Effective Date and whether or not contingent, Disputed, or unliquidated) or resolve any dispute as to the treatment necessary to reinstate a Claim pursuant to the Plan;

         (b) grant or deny any applications for allowance of compensation or reimbursement of expenses pursuant to ss.ss. 330, 331, or 503(b) of the Bankruptcy Code or otherwise provided for in the Plan, for periods ending on or before the Effective Date;

         (c) determine and resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

         (d) ensure that all payments due under the Plan and performance of the provisions of the Plan are accomplished as provided therein and resolve any issues relating to distributions to Holders of Allowed Claims pursuant to the provisions of the Plan;

         (e) construe, take any action and issue such orders, prior to and following the Confirmation Date and consistent with ss.1142 of the Bankruptcy Code, as may be necessary for the enforcement, implementation, execution, and consummation of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan including, without limitation, the Disclosure Statement and the Confirmation Order, for the maintenance of the integrity of the Plan and protection of the Reorganized Debtors in accordance with ss.ss. 524 and 1141 of the Bankruptcy Code following consummation;

         (f) determine and resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, implementation, or enforcement of the Plan (and all Exhibits to the Plan) or the Confirmation Order, including the indemnification, release, and injunction provisions set forth in and contemplated by the Plan or the Confirmation Order, or any Entity's rights arising under or obligations incurred in connection therewith;

         (g) hear any application of the Reorganized Debtors to modify the Plan before or after the Effective Date pursuant to ss. 1127 of the Bankruptcy Code (but subject to the terms of Section 14.2 hereof), or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code and the Plan;

         (h) issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation, implementation, or enforcement of the Plan or the Confirmation Order;

         (i) enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

         (j) determine any other matters that may arise in connection with or relating to the Plan, the Disclosure Statement, or the Confirmation Order, except as otherwise provided in the Plan;

         (k) determine such other matters and for such other purposes as may be provided in the Confirmation Order;

         (l) hear and determine any other matters related hereto and not inconsistent with Chapter 11 of the Bankruptcy Code;

         (m) continue to enforce the automatic stay through the Effective Date;

         (n) hear and determine (i) disputes arising in connection with the interpretation, implementation, or enforcement of the Plan; or (ii) issues presented or arising under the Plan; and

         (o) allow, disallow, determine, liquidate, or estimate any Claim, including the compromise, settlement, and resolution of any request for payment of any Claim, the resolution of any objections to the allowance of Claims and to hear and determine any other issue presented hereby or arising hereunder, including during the pendency of any appeal relating to any objection to such Claim (to the extent permitted under applicable law);

         (p) recover all assets of the Debtors and Property of their respective Estates, wherever located;

         (q) hear and determine any motions or contested matters involving taxes, tax refunds, tax attributes, and tax benefits and similar or related matters with respect to the Debtors or the Debtors' respective Estates arising prior to the Effective Date or relating to the period of administration of the Chapter 11 Cass including, without limitation, matters concerning federal, state, and local taxes in accordance with ss.ss. 346, 505, and 1146 of the Bankruptcy Code;

         (r) hear and determine any motions, applications, adversary proceedings, contested matters, and other litigated matters pending on, filed, or commenced after the Effective Date that may be commenced by the Debtors thereafter, including proceedings with respect to the rights of the Debtors to recover Property under ss.ss. 542, 543, or 553 of the Bankruptcy Code, or to bring any Avoidance Action, or to otherwise collect to recover on account of any claim or Cause of Action that the Debtors may have; and

         (s) hear any other matter not inconsistent with the Bankruptcy Code;

         (t) enter a Final Order closing the Chapter 11 Cases;

13.2 Failure of Bankruptcy Court to Exercise Jurisdiction.

         If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction over any matter arising under, arising in or related to the Debtors or the Reorganized Debtors, including with respect to the matters set forth in Section 13.1 hereof, this Article 13 shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such subject matter.

                                   Article 14

                            MISCELLANEOUS PROVISIONS

14.1 Binding Effect of Plan.

         The provisions of the Plan shall be binding upon and inure to the benefit of the Debtors, the Estates, the Reorganized Debtors, any Holder of any Claim or Interest and any Person named or referred to in the Plan, and each of their respective heirs, executors, administrators, representatives, predecessors, successors, assigns, agents, officers, and directors, and to the fullest extent permitted under the Bankruptcy Code and other applicable law, each other Person affected by the Plan.

14.2 Modification of the Plan.

         The Debtors may alter, amend, or modify the Plan in accordance with ss. 1127 of the Bankruptcy Code or as otherwise permitted at any time prior to the Effective Date; provided, however, that any alterations, amendments, or modifications to the Plan may be made by the Debtors only after first obtaining CoBank's prior written consent thereto. After the Effective Date and prior to the substantial consummation of the Plan, and in accordance with the provisions of ss. 1127(b) of the Bankruptcy Code and the Bankruptcy Rules, the Reorganized Debtors (with CoBank's prior written consent) and any party in interest may, so long as the treatment of Holders of Claims under Plan are not adversely affected, institute proceedings in the Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order and any other matters as may be necessary to carry out the purposes and effects of the Plan; provided, however, prior notice of such proceedings shall be served in accordance with Bankruptcy Rules 2002 and 9014.

14.3 Business Days.

         If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

14.4 Notices.

         Any notice required or permitted to be provided under this Plan shall be in writing and served by either (A) certified mail, return receipt requested, postage prepaid; (B) hand delivery; or (C) reputable overnight delivery service, freight prepaid, to be addressed as follows:

         If to the Debtors:

                  Agro Power Development, Inc.
                  17 Christopher Way
                  Eatontown, NJ  07724
                  Attn:  President and Chief Executive Officer,
                  Michael A. DeGiglio


         With a copy to:

                  Nathan Sommers Lippman Jacobs & Gorman
                  2800 Post Oak Blvd., 61st Floor
                  Houston, TX  77056
                  Attn:  Ronald J. Sommers


         If to CoBank:

                  CoBank, ACB
                  5500 S. Quebec Street
                  Greenwood Village, CO  80111
                  Attn:  Nicholas D. Jewitt

         With a copy to:

                  Holland & Hart LLP
                  101 S. Capitol Blvd.
                  Suite 1400
                  Boise, ID  80702
                  Attn:  Larry E. Prince


         And:

                  McGinnis Lochridge & Kilgore, LLP
                  1300 Capitol Center
                  919 Congress Avenue
                  Austin, TX  78701
                  Attn:  Jeff Bohm

14.5 Filing of Additional Documents.

         On or before substantial consummation of the Plan, the Debtors shall issue, execute, deliver, and file with the Bankruptcy Court or record any agreements and other documents, and take any action as may be necessary or appropriate to effectuate, consummate, and further evidence the terms and conditions of the Plan.

14.6 Section 1125 of the Bankruptcy Code.

     (a) The Debtors and to the extent, if any, that they are deemed to have solicited acceptances of the Plan, CoBank and any financial institution or other Entity which holds a participation in the financing that CoBank has extended to the Debtors have, and upon Confirmation of the Plan shall be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code; and

     (b) The Debtors and to the extent, if any, that they are deemed to have participated in the offer, issuance, sale, and purchase of the securities offered and sold under the Plan, CoBank and any financial institution or other Entity which holds a participation in the financing that CoBank has extended to the Debtors (and each of their respective affiliates, officers, directors, employees, consultants, agents, advisors, members, attorneys, accountants, financial advisors, other representatives and Professionals), have participated in good faith and in compliance with the applicable provisions of the Securities Act and the Bankruptcy Code in the offer, issuance, sale, and purchase of the securities offered and sold under the Plan, and are not, and on account of such offer, issuance, sale, solicitation, and/or purchase will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of the securities offered and sold under the Plan.

14.7 Section 1146 Exemption.

         To the fullest extent permitted under 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of any security under the Plan, if any, or the execution, delivery, or recording of an instrument of transfer under the Plan, or the revesting, transfer, or sale of any real or other Property of or to the Debtors or the Reorganized Debtors, shall not be taxed under any state or local law imposing a stamp tax, transfer tax, or similar tax or fee. Consistent with the forgoing, each recorder of deeds or similar official for any county, city, or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, mortgage recording tax, intangible tax or similar tax.

14.8 Section 1145 Exemption.

         To the fullest extent permitted under ss. 1145 of the Bankruptcy Code, the issuance of the Common Stock to the Holder of the Class 2A Allowed CoBank Claim, the Holder of the Class 3 Allowed Cogentrix Claim, and Senior Management (as provided in Section 8.7) on or about the Effective Date; shall be exempt from the registration requirements of ss. 5 of the Securities Act and any and all federal, state, and local laws requiring the registration or licensing of an issuer, underwriter, broker, or dealer in such securities.

14.9 Time.

         Unless otherwise specified herein, in computing any period of time prescribed or allowed by the Plan, the day of the act or event from which the designated period begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day, in which event the period runs until the end of the next succeeding day that is a Business Day. Otherwise, the provisions of Bankruptcy Rule 9006 shall apply.

14.10 Waiver.

         The Debtors and the Reorganized Debtors, as applicable, reserve the right, after first obtaining CoBank's prior written consent, to waive any provision of this Plan to the extent such provision is for the sole benefit of the Debtors, the Reorganized Debtors, and/or their officers or directors.

14.11 Revocation of Plan.

         After first obtaining CoBank's prior written consent, the Debtors may at any time prior to the entry of the Confirmation Order, revoke and withdraw the Plan. 14.12 Successors and Assigns.

         The rights, benefits, and obligations of any Person or Entity named or referred to in the Plan shall be binding on and shall inure to the benefit of any heir, executor, administrator, successor, or assign of such Person or Entity.

14.13 Further Assurances.

         The Debtors, the Reorganized Debtors, and all Holders of Claims receiving Distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary to effectuate the provisions and intent of this Plan.

         Dated:  March 30, 2001


                      [Signature pages on following pages.]

                   Respectfully Submitted,

                       ECOSCIENCE CORPORATION

                       By:
                          ------------------------------------------------------
                       Name:
                            ----------------------------------------------------
                       Title:
                             ---------------------------------------------------


                       VILLAGE FARMS, L.P.

                       By:  Village Farms of Delaware, L.L.C., its General
                              Partner

                              By:  Agro Power Development, Inc, its Managing
                                    Member

                       By:
                          ------------------------------------------------------
                       Name:
                            ----------------------------------------------------
                       Title:
                             ---------------------------------------------------


                       AGRO POWER DEVELOPMENT, INC.

                       By:
                          ------------------------------------------------------
                       Name:
                            ----------------------------------------------------
                       Title:
                             ---------------------------------------------------

                       VILLAGE FARMS OF DELAWARE, L.L.C.

                            By:  Agro Power Development, Inc., its Managing
                                  Member

                       By:
                          ------------------------------------------------------
                       Name:
                            ----------------------------------------------------
                       Title:
                             ---------------------------------------------------


                       ECOSCIENCE PRODUCE SYSTEMS CORPORATION

                       By:
                          ------------------------------------------------------
                       Name:
                            ----------------------------------------------------
                       Title:
                             ---------------------------------------------------


                       VILLAGE FARMS OF WHEATFIELD L.L.C.

                       By:  Agro Power Development, Inc., Its Managing

                              Member

                       By:
                          ------------------------------------------------------
                       Name:
                            ----------------------------------------------------
                       Title:
                             ---------------------------------------------------


                       NEW AMSTERDAM MANAGEMENT CO.

                       By:
                          ------------------------------------------------------
                       Name:
                            ----------------------------------------------------
                       Title:
                             ---------------------------------------------------

                       POCONO VILLAGE FARMS, L.P.

                       By:  Village Farms of Delaware, L.L.C.,, Its General
                              Partner

                              By:  Agro Power Development, Inc., Its Managing
                                    Member

                       By:
                          ------------------------------------------------------
                       Name:
                            ----------------------------------------------------
                       Title:
                             ---------------------------------------------------


                       NEW AMSTERDAM JOINT VENTURE, L.L.C.

                       By:  New Amsterdam Management Co., Its Managing Member


                       By:
                          ------------------------------------------------------
                       Name:
                            ----------------------------------------------------
                       Title:
                             ---------------------------------------------------


                       COGENTRIX OF POCONO, INC.

                       By:
                          ------------------------------------------------------
                       Name:
                            ----------------------------------------------------
                       Title:
                             ---------------------------------------------------


                       VILLAGE FARMS INTERNATIONAL FINANCE ASSOC.


                       By:
                          ------------------------------------------------------
                       Name:
                            ----------------------------------------------------
                       Title:
                             ---------------------------------------------------